UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 11, 2013 (March 7, 2013)

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

131 Front Street, Hamilton HM12, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In 2007, Maiden Holdings, Ltd. (the “Company”) entered into a master agreement with AmTrust Financial Services, Inc. (“AmTrust”) by which the Company's Bermuda subsidiary, Maiden Insurance Company Ltd. (“Maiden Bermuda”), and AmTrust's Bermuda subsidiary, AmTrust International Insurance Ltd. (“AII”), entered into a quota share reinsurance agreement (the “Quota Share”). Under this agreement, AII retrocedes to Maiden Bermuda an amount equal to 40% of the premium written by AmTrust's U.S., Irish and U.K. insurance companies (the “AmTrust Ceding Insurers”), net of the cost of unaffiliated inuring reinsurance (and in the case of AmTrust's U.K. insurance subsidiary, AEL, net of commissions), and 40% of losses excluding certain specialty risk programs that AmTrust commenced writing after the effective date, such as AmTrust's European medical liability business, and risks, other than workers' compensation risks and certain business written by AmTrust's Irish subsidiary, AmTrust International Underwriters Limited (“AIU”), for which the AmTrust Ceding Insurers' net retention exceeds $5,000,000 (“Covered Business”).

The existing terms of the Quota Share provide that AII receives a ceding commission based on a percentage of ceded written premiums with respect to all Covered Business. The ceding commission with respect to all Covered Business, other than the retail commercial package business, is adjusted on a quarterly basis to between 30% and 31% of ceded premium depending on the percentage of the total Subject Premium that is derived from AmTrust's Specialty Risk and Extended Warranty segment, exclusive of European medical liability business included within that segment. The ceding commission for AmTrust's retail commercial package business is 34.375% of ceded premium. The Quota Share, which had an initial term of three years, was renewed through June 30, 2014.

On March 7, 2013, after receipt of approval from each of the Company's and AmTrust's Audit Committee, the Company and AmTrust executed an amendment to the Quota Share, which provides for the extension of the term of the Quota Share to July 1, 2016. The amendment further provides that, effective January 1, 2013, AII will receive a ceding commission of 31% of ceded written premiums with respect to all Covered Business other than retail commercial package business, for which the ceding commission will remain 34.375%. Though this commission adjustment eliminates its variable feature, the Company anticipates operating for the foreseeable future at that commission rate. Lastly, with regards to the Specialty Program portion of Covered Business only, excluding workers' compensation business included in the AmTrust's Specialty Program segment from July 1, 2007 through December 31, 2012, AmTrust will be responsible for ultimate net loss otherwise recoverable from Maiden Bermuda to the extent that the loss ratio to Maiden Bermuda, which shall be determined on an inception to date basis from July 1, 2007 through the date of calculation, is between 81.5% and 95%. Above and below the defined corridor, the Company will continue to reinsure losses at its proportional 40% share per the Quota Share. The Company believes that these contract revisions will help to maintain the stability of the overall performance for the Quota Share.

The description of the amendment is qualified in its entirety by reference to the full text of the amendment.

Item 9.01    Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Description
10.21
Endorsement No.2 to the Amended and Restated Quota Share Reinsurance Agreement, dated March 7, 2013, between Maiden Insurance Company Ltd. and AmTrust International Insurance, Ltd. (incorporated by reference to the filing of such exhibit with the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 11, 2013 (File No. 001-34042))

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2013	MAIDEN HOLDINGS, LTD.

	By:	/s/ Lawrence F. Metz
Lawrence F. Metz
Senior Vice President, General Counsel and Secretary